SEPARATION, WAIVER AND RELEASE AGREEMENT This Separation, Waiver and Release Agreement (this “Agreement”) is made and entered into this day of March, 2024 by and between Civeo Corporation, a limited company organized under the laws of British Columbia, Canada (“Employer”), and Carolyn Stone (“Executive”) (collectively, the “Parties”). 1. Termination of Employment. Effective as of March 4, 2024 (the “Separation Date”), Executive’s employment has been terminated by Employer and she has resigned from and any and all positions she has held with Employer and any affiliates. 2. Separation Benefits. In consideration of, and subject to, Executive’s execution (without revocation) of this Agreement and compliance with her obligations as set forth in this Agreement, Employer agrees to provide Executive with the following payments and benefits, less all required taxes and withholdings, provided that the Waiver Effective Date (as defined in Section 15) has occurred on or before the 28th day following the Separation Date: (a) Employer shall pay to Executive a lump sum severance payment of $690,467.32 within 30 days following the Waiver Effective Date. (b) Subject to Executive’s timely election of and receipt of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Employer shall reimburse Executive an amount equal to the difference between (i) the COBRA premiums paid by Executive for continued medical and dental coverage for herself and her covered dependents for up to 12 months following the Separation Date; and (ii) the contribution amounts paid by active employees for such medical and dental coverage. Such reimbursements shall be provided to Executive in two lump sum payments within 30 days following September 4, 2024 and March 4, 2025. (c) For the period beginning on the Separation Date and ending on the earlier of (i) December 31, 2024, or (ii) the date on which Executive accepts any employment with a new employer, Executive shall be entitled to receive outplacement services, payable by Employer or reimbursed directly to Executive upon provision of proof of payment for the same, in an aggregate cost not to exceed $20,000, with an executive outplacement service firm reasonably chosen by Executive. Executive is permitted to use such services to seek positions other than full-time employment. (d) Executive acknowledges and agrees that all of Executive’s outstanding phantom share units previously granted to Executive under Employer’s 2014 Equity Participation Plan (as amended and restated, the “Equity Participation Plan”) and all of Executive’s outstanding performance share awards (assuming target performance) previously granted to Executive under Employer’s Performance Share Award Program adopted under the Equity Participation Plan (together with the Equity Participation Plan and any applicable award agreement with respect to awards granted under such plans, the “Equity Plans”) were unvested as of the Separation Date, and thus, per the terms of the applicable Equity Plans, were forfeited effective as of the Separation Date. Notwithstanding the foregoing, Employer shall pay to Executive a lump sum cash payment

2 of $423,650 within 30 days following the Waiver Effective Date as consideration for Executive’s execution of and compliance with this Agreement. (e) Employer shall reimburse Executive any reimbursable expenses incurred on or prior to the Separation Date in accordance with the company’s expense reimbursement policies provided that such expenses are submitted before March 31, 2024. 3. Other Benefits. Employer shall pay all accrued but unpaid base salary and all accrued but unused vacation amounts to Executive in a lump sum in cash as soon as practicable after the Separation Date and otherwise in accordance with applicable law. 4. No Other Compensation. Except as set forth in Sections 2 and 3 above, Executive shall not be entitled to any other salary, commission, bonuses, employee benefits (including long and short term disability, 401(k), and pension), expense reimbursement or compensation from Employer or its affiliates after the Separation Date and all of Executive’s rights to salary, commission, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the Separation Date from Employer shall cease upon the Separation Date, other than those expressly required under applicable law. 5. General Release. In consideration of the payments to be made hereunder and having acknowledged the above- stated consideration as full compensation for and on account of any and all injuries and damages which Executive has sustained or claimed, or may be entitled to claim, Executive, for herself, and her heirs, executors, administrators, successors and assigns, does hereby release, forever discharge and promise not to sue Employer, its parents, subsidiaries, affiliates, predecessors, successors and assigns, and the foregoing entities’ past and present officers, directors, principals, partners, employees, members, managers, shareholders, agents, representatives, attorneys, accountants, insurers, heirs, administrators, executors and other affiliated persons, and Employer’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively the “Released Parties”) from liability for, and Executive hereby waives, any and all claims, liabilities, costs, expenses, judgments, attorney fees, actions, known and unknown, of every kind and nature whatsoever in law or equity, which Executive had, now has, or may have against the Released Parties relating in any way to Executive’s employment with Employer or termination thereof, including but not limited to, all claims for contract damages, tort damages, special, general, direct, punitive and consequential damages, compensatory damages, loss of profits, attorney fees and any and all other damages of any kind or nature; all contracts, oral or written, between Executive and any of the Released Parties except as otherwise described herein; any business enterprise or proposed enterprise contemplated by any of the Released Parties, as well as anything done or not done prior to and including the date of execution of this Agreement. Nothing in this Agreement shall be construed to release Employer from any obligations set forth in this Agreement. Executive understands and agrees that this release and covenant not to sue shall apply to any and all claims or liabilities arising out of or relating to Executive’s employment with Employer and the termination of such employment, including, but not limited to: (a) claims of discrimination based on age, race, color, sex (including sexual harassment), religion, national origin, marital

3 status, parental status, veteran status, union activities, disability or any other grounds under applicable federal, state or local law, including, but not limited to, claims arising under the Age Discrimination in Employment Act of 1967, as amended (including as amended by the Older Workers Benefit Protection Act); the Americans with Disabilities Act of 1990; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; and Sections 1981 through 1988 of Title 42 of the United States Code; (b) any violation of the Employee Retirement Income Security Act of 1974 (“ERISA”), COBRA; the Rehabilitation Act of 1973, the Equal Pay Act of 1963 (EPA); the Immigration Reform Control Act; the National Labor Relations Act; the Occupational Safety and Health Act; the Family and Medical Leave Act of 1993; the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); any federal, state or local wage and hour law; any other local, state or federal law, regulation or ordinance; as well as any other claims regarding wages; benefits; vacation; sick leave; business expense reimbursements; wrongful termination; breach of the covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; retaliation; outrage; defamation; invasion of privacy; breach of contract; fraud or negligent misrepresentation; harassment; breach of duty; negligence; discrimination; claims under any employment, contract or tort laws; claims arising under any other federal law, state law, municipal law, local law, or common law; any claims arising out of any employment contract, policy or procedure; and any other claims related to or arising out of her employment or the separation of her employment with Employer (together with the waiver of claims set forth in Section 6, collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for the consideration received by Executive pursuant to this Agreement, any and all potential claims of this nature that Executive may have against the Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES. In addition, Executive agrees not to cause or encourage any legal proceeding to be maintained or instituted against any of the Released Parties. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, the Released Claims shall not include (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Agreement; or (iv) any claim for indemnification, advancement of expenses or D&O liability insurance coverage under any indemnification agreement with Employer or Employer’s governing documents or Employer’s D&O insurance policies under applicable state law. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable federal, state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable federal, state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Released Party as a result of such EEOC or comparable federal, state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with,

4 the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”) with or without notice to Employer or any of its affiliates. This Agreement does not limit Executive’s right to receive an award for information provided to a Government Agency. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful. 6. Acknowledgement of Waiver of Claims under ADEA. Executive expressly acknowledges that she is voluntarily, irrevocably and unconditionally releasing and forever discharging Employer and its respective present and former parents, subsidiaries, divisions, affiliates, branches, insurers, agencies, and other offices from all rights or claims she has or may have against Employer including, but not limited to, without limitation, all charges, claims of money, demands, rights, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of ADEA. Executive further acknowledges that the consideration given for this waiver of claims under the ADEA is in addition to anything of value to which she was already entitled in the absence of this waiver. Executive further acknowledges: (a) that she is hereby informed by this writing that she should consult with an attorney prior to executing this Agreement; (b) that she has carefully read and fully understands all of the provisions of this Agreement; (c) she is, through this Agreement, releasing Employer from any and all claims she may have against it; (d) she understands and agrees that this waiver and release does not apply to any claims that may arise under the ADEA after the date she executes this Agreement; (e) she has at least 21 days within which to consider this Agreement; (f) she has seven days following her execution of this Agreement to revoke the Agreement (as provided in Section 15 of this Agreement); and (g) this Agreement shall not be effective until the revocation period has expired and Executive has signed and has not revoked the Agreement. 7. Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Agreement, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Released Parties with any Government Agency, or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement. For the avoidance of doubt, this Section 7 shall not extend to legally protected whistleblower claims. Employer represents and warrants that, as of the time at which Employer signs this Agreement, it is not aware of any claims or causes of action that it has against Executive. 8. Confidential Information and Non-Solicitation Agreement. (a) Confidentiality. Executive acknowledges and agrees that Executive has been provided with certain trade, business and financial secrets and other confidential and proprietary information (collectively, the “Confidential Information”) of the Employer and its affiliates and subsidiaries (collectively, the “Companies”). Executive agrees that at all times from and after the Separation Date Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any Confidential Information or proprietary data of the Companies except

5 to the extent required by any court or administrative agency. “Confidential Information” includes, without limitation, financial information, sales materials, technical information, processes and compilations of information, records, specifications and information concerning customers, vendors or employees, manuals relating to suppliers’ products, customer lists, information regarding methods of doing business, and the identity of suppliers. “Confidential Information” does not include information that (i) is generally known to other persons or entities, or was or is available to Executive on a non-confidential basis from a source other than the Companies, (ii) that has become publicly known or made generally available through no wrongful act of the Executive or of others who were under confidentiality obligations as to the item or items involved or (iii) is independently developed by Executive without reference to the Confidential Information. Notwithstanding the foregoing, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Executive files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Executive may disclose the trade secret to the attorney of Executive and use the trade secret information in the court proceeding, only if Executive (a) files any document containing the trade secret under seal, and (b) does not directly or indirectly disclose the trade secret, except pursuant to court order. (b) Non-Solicitation. As a material inducement to Employer’s entry into this Agreement, Executive further agrees that during the period beginning on the Separation Date and ending on the 12-month anniversary thereof, Executive shall not, either directly or indirectly on behalf of herself or any third party, solicit, recruit, persuade, influence, or induce, or attempt to hire, solicit, recruit, persuade, influence, or induce, any employee or independent contractor or any actual or prospective client, customer, supplier, licensor or other person with a business relationship with any of the Companies to terminate his or her employment or engagement or otherwise cease, amend, change or end its business relationship with the Companies. 9. Non-Disparagement. Executive shall not, directly or indirectly, make or cause to be made any false disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person or entity, including members of the investment community, press, and customers, competitors and advisors to Employer, about Employer, its shareholders, subsidiaries or affiliates, their respective officers or members of their boards of directors, or the business strategy or plans, policies, practices or operations of Employer, its shareholders, subsidiaries or affiliates; provided, however, that (a) nothing in this Agreement shall prohibit Executive from reporting possible violations of federal law or regulation to any Government Agency or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, and (b) Executive does not need prior authorization from Employer to make any such reports or disclosures and Executive is not required to notify Employer that she has made such reports or disclosures. 10. Cooperation Agreement. Executive acknowledges that in the course of her employment with Employer, Executive

6 has gained knowledge and experience and/or was a witness to events and circumstances that may arise in or relate to Employer’s defense or prosecution of current or subsequent proceedings. Executive agrees to cooperate fully with Employer’s reasonable request as a witness and/or consultant in defending or prosecuting claims of all kinds, including but not limited to, any internal investigation, litigation, administrative, regulatory or judicial proceedings or arbitrations or any dispute with a third party. Executive's uncompensated cooperation pursuant to this agreement shall not exceed 40 hours of time. After providing 40 hours of cooperation, Executive shall be compensated for any further cooperation at a rate of $750 per hour. Executive understands and agrees that Executive’s cooperation may include, but not be limited to, making Executive available to Employer upon reasonable notice for interviews and factual investigations; appearing at Employer’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to Employer pertinent information received by Executive in Executive’s capacity as an Executive; and turning over to Employer all relevant documents which are or may come into Executive’s possession in Executive’s capacity an Executive or otherwise, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments. 11. Resolution of Claims. The provisions of this Agreement are contractual and not merely recitals and are intended to resolve disputed claims. No party hereto admits liability of any kind and no portion of this Agreement shall be construed as an admission of liability. 12. No Assignment of Claims. Executive and Employer represent, recognizing that the truth of the following representation is a material consideration upon which this Agreement is based, that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim or any portion thereof, or interest therein relating to any Released Parties with respect to any Released Claims or any other claims being released by any party to this Agreement, and that they are unaware of any other entity having any interest in such claims, and agree to indemnify and hold the other party harmless from and against any and all claims, based on or arising out of any such third-party interest in, or assignment or transfer, or purported assignment or transfer of, any claims, or any portion thereof or interest therein. 13. Governing Law. (a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. (b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN HARRIS COUNTY, TEXAS, FOR THE PURPOSES OF ANY PROCEEDING ARISING OUT OF THIS AGREEMENT. 14. Sufficient Time to Review. If agreed to by Executive, Executive must sign and deliver this Agreement to Cheryl Treasure, Vice President, Human Resources at cheryl.treasure@civeo.com by no later than

7 March 26, 2024. Executive acknowledges and agrees that: (a) she has had reasonable and sufficient time to read and review this Agreement and that she has, in fact, read and reviewed this Agreement; (b) that she has the right to consult with legal counsel regarding this Agreement and hereby is encouraged to consult with legal counsel with regard to this Agreement; (c) that she has had (or has had the opportunity to take) 21 calendar days to discuss the Agreement with a lawyer of her choice before signing it and, if she signs before the end of that period, she does so of her own free will and with the full knowledge that she could have taken the full period; (d) that she is entering into this Agreement freely and voluntarily and not as a result of any coercion, duress or undue influence; (e) that she is not relying upon any oral representations made to her regarding the subject matter of this Agreement and the only promises made to Executive to sign this Agreement, and the matters relied upon by Executive in signing this Agreement, are those stated herein; (f) that by this Agreement she is receiving consideration in addition to that which she was already entitled; and (g) that she has received all information she requires from Employer in order to make a knowing and voluntary release and waiver of all claims against Employer. 15. Revocation/Payment. Executive acknowledges and agrees that she has seven days from the date of the execution of this Agreement (the “Revocation Deadline”) within which to rescind or revoke this Agreement by providing notice in writing to Employer. To revoke this Agreement, Executive must deliver written notice of such revocation to Cheryl Treasure, Vice President, Human Resources at cheryl.treasure@civeo.com by no later than the end of the day on the Revocation Deadline. Executive further understands that the Agreement will have no force and effect until the end of the day on the Revocation Deadline (the “Waiver Effective Date”), and that she will receive the benefits identified in Section 2 above after the Waiver Effective Date and following Employer’s receipt of the Agreement as executed by Executive if the Agreement is not revoked. If Executive revokes the Agreement pursuant to this Section 15, Employer will not be obligated to provide Executive with the separation payments and benefits identified in Section 2 and this Agreement shall be deemed null and void. 16. Taxes. All payments made by Employer under this Agreement will be subject to applicable federal, state and local taxes, and withholdings required for the same, which taxes will be the responsibility of Executive. Executive is hereby advised to consult immediately with her own tax advisor regarding the tax consequences of this Agreement. 17. Entire Agreement; Severability. This Agreement constitutes the entire agreement and understanding between the Parties and each of their affiliates (including, without limitation, the Released Parties) and replaces, cancels and supersedes any prior agreements and understandings relating to the subject matter hereof except as expressly provided herein, and all prior representations, agreements, understandings and undertakings among the parties hereto with respect to the subject matter hereof are merged herein. The Parties agree that this Agreement is the entire agreement between the parties relating to the subject matter hereof, and that there is no agreement, representation or other inducement for the execution of this Agreement other than the consideration recited herein. Should any provision of this Agreement be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be deemed to be in full force and effect to the fullest

8 extent permitted by law. Any waiver of any term or provision of this Agreement shall not be deemed a continuing waiver and shall not prevent Employer from enforcing such provision in the future. 18. Section 409A. Each payment under this Agreement, including each payment in a series of installment payments, is intended to be a separate payment for purposes of Treas. Reg. §1.409A-2(b), and is intended to be: (a) exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other binding guidance promulgated thereunder (“Section 409A”), including, but not limited to, by compliance with the short-term deferral exemption as specified in Treas. Reg. §1.409A-1(b)(4), or (b) in compliance with Section 409A, including, but not limited to, being paid pursuant to a fixed schedule or specified date pursuant to Treas. Reg. § 1.409A-3(a) and the provisions of this Agreement will be administered, interpreted and construed accordingly. Notwithstanding the foregoing, Employer makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall Employer or any other Released Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A. 19. Counterparts. This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement. 20. Further Assurances. Executive shall, and shall cause Executive’s affiliates, representatives and agents to, from time to time at the request of Employer and without any additional consideration, furnish Employer with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable to carry out the provisions of this Agreement. 21. Binding Effect. This Agreement shall be binding on and inure to the benefit of each of the Parties hereto, as well as their respective successors, assigns, heirs, executors and administrators. Executive expressly acknowledges and agrees that each Released Party that is not a party to this Agreement shall be a third-party beneficiary of Section 5, Section 6 and Section 7 hereof and entitled to enforce such provisions as if it were a party hereto. EMPLOYEE AFFIRMS THAT SHE HAS CONSULTED WITH HER ATTORNEY OR HAS HAD AN OPPORTUNITY TO DO SO PRIOR TO SIGNING THIS AGREEMENT AND THAT SHE IS EXECUTING THE AGREEMENT VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS CONSEQUENCES. [Signature page follows]

9 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. CIVEO CORPORATION By: Name: Title: EXECUTIVE Name: Carolyn Stone